UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to

Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).
☒	Definitive Information Statement.

PRECISION AEROSPACE COMPONENTS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration No.:

3.	Filing Party:

4.	Date filed: June 2, 2017

PRECISION AEROSPACE COMPONENTS, INC.

6002 Groveport Road

Groveport, OH 43125

NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

Precision Group Holdings LLC (“PGH” or the “Majority Shareholders”) is entitled to vote a total of 196,743 shares or approximately 97.4% of the total issued and outstanding common stock of Precision Aerospace Components, Inc., a Delaware corporation, which we refer to as “Precision” the “Company,” “we” or “us.” The Majority Shareholder has adopted the following resolutions by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law.

1.

Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to change the name of the Company from “Precision Aerospace Components, Inc.” to “Amerinac Holding Corp.”

This Information Statement is being furnished to the holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purposes of informing our stockholders of these corporate actions before they take effect.

You have a right to receive this Notice and accompanying Information Statement if you were a stockholder of record of our Company at the close of business on May 10, 2017.

John F. Wachter, Chairman of the Board of Directors

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRECISION AEROSPACE COMPONENTS, INC.

6002 Groveport Road

Groveport, OH 43125

INFORMATION STATEMENT

June 2, 2017

General

In this Information Statement, unless the context otherwise requires, "Precision", "we", "our", "us", the "Company" and similar expressions refer to Precision Aerospace Components, Inc., a Delaware corporation. This Information Statement is being sent to inform our stockholders that we have obtained consent from the holder of a majority of the shares of the Company's common stock, $.001 par value per share (the "Common Stock") to amend our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), in order to change the name of the Company from “Precision Aerospace Components, Inc.” to “Amerinac Holding Corp.” This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by the DGCL. The date of this Information Statement is June 2, 2017.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Action by Written Consent

The Majority Shareholder submitted its consent to the shareholder resolutions described in this Information Statement on or about May 10, 2017 to be effective upon satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of May 10, 2017, the Majority Shareholder was entitled to vote a record of 196,743 shares of the Company’s common stock, par value $0.001 per share, or approximately 97.4% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by approximately 22 other shareholders of record.

The Majority Shareholder is Precision Group Holdings LLC. Holders of the common stock of record as of May 10, 2017 are entitled to submit their consent to the shareholder resolutions described in this information statement, although no shareholder consents other than those of the Majority Shareholder are required to be submitted in order for the resolution to be adopted.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Section 228 of the DGCL ("Section 228") provides that a written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of outstanding stock entitled to vote thereon and a majority of each class entitled to vote thereon as a class was required to approve the Amendment. The Company has 202,170 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Majority Stockholder beneficially owns 196,743 shares of Common Stock, which represents a majority of the Company's outstanding voting capital. Accordingly, the written consent executed by the Majority Stockholder pursuant to Section 228 of the DGCL is sufficient to approve the amendment reducing the authorized shares and no further stockholder action is required to approve the amendment.

Notice Pursuant to Section 228

Pursuant to Section 228 of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

We are not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolution being adopted. The Majority Shareholder has consented to the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by June 9, 2017 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transactions be approved by a majority of the disinterested shareholders. A total 202,170 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SHAREHOLDER ACTION

THE COMPANY AND THE TRANSACTIONS

Proposed Shareholder Transaction

Our executive offices are located at 6002 Groveport Road, Groveport, Ohio 43125, and our telephone number is (614) 836-1050. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation (the "Amendment") in order to change the name of the Company from “Precision Aerospace Components, Inc.” to “Amerinac Holding Corp.”

The Board of Directors of the Company voted unanimously to implement the Amendment.

We are not expected to experience a material tax consequence as a result of the Amendment.

Background of the Amendment

On April 28, 2017 (the “Closing Date”), the Company and its wholly-owned subsidiary Aero-Missile Components, (“Aero-Missile”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Apollo Aerospace Components LLC, an Ohio limited liability company, (“Apollo”) pursuant to which Aero-Missile sold substantially all of its assets to Apollo and Apollo assumed certain liabilities of Aero-Missile (the “Asset Sale”) for an aggregate purchase price of $10.5 million paid by Apollo to Aero-Missile (the “Base Purchase Price”). Pursuant the Asset Purchase Agreement, both Precision and Aero-Missile agreed to sell Apollo the rights to the Precision and Aero-Missile names. Aero-Missile has changed its name to “PolyAero Inc.” The Company has forty-five (45) days from the Closing Date to implement its name change. The Company and its management believe that changing the Company’s name will more accurately reflect the Company’s business model going forward. Our trading symbol “PAOS” will not change as a result of the name change.

Interest of Certain Persons in Matters to be Acted Upon

John Wachter and William J. Golden are directors of Precision and John Wachter is the Chairman of the Board of Directors and Chief Financial Officer. William J. Golden is the General Counsel of the Company. William J. Golden is the managing member of the Majority Stockholder and John Wachter is a member of the Majority Stockholder. Other than as set forth above, no director or executive officer, other than in his role as a director or executive officer, associate or any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro-rata and in accordance with their respective stock ownership interests.

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Additional Information

Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 2016, as well as the Company's Form 10-Q for the quarter ending March 31, 2017, are available upon request to: John F. Wachter, Chairman of the Board of Directors, Precision Aerospace Components, Inc., 6002 Groveport Road, Groveport Ohio 43125. These reports are also available under the Company's name on the Securities and Exchange Commission's website at www.sec.gov.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names of our executive officers and directors and all persons known by us to beneficially own 5% or more of the issued and outstanding common stock of Precision Aerospace Components, Inc. on May 10, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 10, 2017 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 202,170 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Precision Aerospace Components, Inc., 6002 Groveport Road, Groveport, Ohio 43125. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

Name and Address of Stockholder	Number of Shares Owned	Percentage of Ownership

Precision Group Holdings LLC	196,743	97.4%

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information is to be presented for the consent of the shareholders.

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EXHIBIT A

Certificate of Amendment to Certificate of Incorporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Precision Aerospace Components, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Precision Aerospace Components, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 28, 2005 under the name Jordan 1 Holdings Company. On July 24, 2006, the Corporation changed its name from Jordan 1 Holdings Company to Precision Aerospace Components, Inc.

2.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and declaring the Amendment to be advisable. The requisite stockholders of the Corporation have duly approved the Amendment in accordance with Sections 228 and 242 of the DGCL. The second amendment amends the Certificate of Incorporation of the Corporation as follows:

Article FIRST is hereby deleted and replaced with:

“FIRST: The name of the Corporation is Amerinac Holding Corp. (the “Corporation”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman of the Board of Directors on this [ ]th day of June, 2017.

Precision Aerospace Components, Inc.

By:
Name:	John Wachter
Title:	Chairman of the Board

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